Exhibit 99.1

SINTX TECHNOLOGIES ANNOUNCES ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS UNTIL MAY 23, 2019

3 of 4 Proposals pass with stockholder approval

Annual Meeting adjourned solely with respect to Proposal 2 - Approval of Reverse Stock Split

SALT LAKE CITY, April 24, 2019 (GLOBE NEWSWIRE) - SINTX Technologies, Inc. (NASDAQ: SINT) today announced that its 2019 Annual Meeting of Stockholders (“Annual Meeting”), scheduled for Tuesday, April 23, 2019, was convened on Proposals 1, 3 and 4 each as set forth in the company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 25, 2019 with all such proposals having been ratified and approved.

The company adjourned the Annual Meeting with respect to Proposal 2 - Approval of Reverse Stock Split. While Proposal 2 has exceeded 60% approval based on votes cast to date, approval of more than 50% of all outstanding shares of SINTX common stock as of March 6, 2019, is necessary for the proposal to be ratified and approved. At the meeting, it was deemed that the holders of a sufficient number of SINTX’s outstanding common stock have not yet submitted proxies to indicate how their shares should be voted and additional time was needed to collect the required votes. The adjournment will allow for the solicitation of additional votes on Proposal 2. The Annual Meeting will resume with respect to Proposal 2 at 10:00 a.m. MDT on May 23, 2019 at the company’s offices located at 1855 West 2100 South, Salt Lake City, UT 84119.

The company will continue to solicit proxies from stockholders with respect to Proposal 2 during the period of adjournment. Only stockholders of record on the record date of March 6, 2019 are entitled and are being requested to vote. No further action is required by any stockholder who has submitted his or her proxy card. The company’s Board of Directors and management respectfully request all such holders as of the record date who have not yet voted their shares to do so by 11:59 p.m. EDT on Wednesday, May 22, 2019.

About SINTX Technologies

SINTX Technologies is an OEM ceramics company that develops and commercializes silicon nitride for biomedical applications, such as spine and dental implants. The core strength of SINTX Technologies is the research and development of medical-grade silicon nitride ceramics for external partners. The Company presently manufactures silicon nitride spinal implants in its ISO 13485 certified manufacturing facility for CTL-Amedica, the exclusive retail channel for silicon nitride spinal implants.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) that are subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. A discussion of those risks and uncertainties can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 11, 2019, and in SINTX’s other filings with the SEC. SINTX disclaims any obligation to update any forward-looking statements. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Important Information

In connection with the solicitation of proxies, on March 25, 2019, SINTX Technologies, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2019 Annual Meeting. SINTX’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY SINTX WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. The Company’s proxy statement, notice of annual meeting, and annual report to shareholders are available free of charge on our Investor Relations website at https://ir.sintx.com/annual-shareholder-materials. All stockholders may also write to us at the following address to request copies of these materials: SINTX Technologies, Inc. 1885 West 2100 South Salt Lake City, UT 84119 Attention: Corporate Secretary. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

For more information on SINTX Technologies or its silicon nitride material platform, please visit www.sintx.com.

Contact:

SINTX Technologies

801-839-3502

IR@sintx.com